                                                             EXHIBIT (D) (I) (C)

                                    RIDER TO
                       THE ENTERPRISE GROUP OF FUNDS, INC.
                         INVESTMENT ADVISER'S AGREEMENT
                               DATED JULY 1, 1999


         This Rider made this 18th day of December, 2001, is by and between The Enterprise Group of Funds, Inc. (the "Fund"), a Maryland corporation, and Enterprise Capital Management, Inc., a Georgia corporation.

         The Agreement is hereby modified by deleting from Schedule A the following:

                                       Percentage of Average Daily
                                       Closing Net Asset Values of
Name of Fund                                Fund to be Paid
------------                           ---------------------------
Large-Cap                              At a rate of 0.75% of the average of the
                                       daily closing net asset values of the
                                       Fund per year, paid monthly.

Convertible Securities                 At a rate of 0.75% of the average of the
                                       daily closing net asset values of the
                                       Fund per year, paid monthly.

Emerging Countries                     At a rate of 1.00% of the average of the
                                       daily closing net asset values of the
                                       Fund per year, paid monthly.

International Core Growth              At a rate of 1.00% of the average of the
                                       daily closing net asset values of the
                                       Fund per year, paid monthly.

Worldwide Growth                       At a rate of 01.00% of the average of
                                       the daily closing net asset values of
                                       the Fund per year, paid monthly.

         Whenever there is any conflict between this Rider and the printed part of the Agreement, the provisions of the Agreement are paramount and the Agreement shall be construed accordingly.

         IN WITNESS WHEREOF, the parties hereof have caused this Rider to be signed by their duly authorized officers and their corporate seals hereunto affixed and attested as of the date first above written.


                            THE ENTERPRISE GROUP OF FUNDS, INC.

By:  /s/ CATHERINE R MCCLELLAN      By:  /s/ PHILLIP G GOFF
     -------------------------           ------------------------------



                            ENTERPRISE CAPITAL  MANAGEMENT, INC.

By:  /s/ CATHERINE R MCCLELLAN      By:  /s/ PHILLIP G GOFF
     -------------------------           ------------------------------